EXHIBIT 99.1

HMS Holdings Corp. Reports First Quarter 2016 Results

  GAAP EPS of $0.05 Per Diluted Share and Adjusted EPS of $0.14 Per Diluted Share
  Commercial Health Plan Revenue of $56.0 Million Increased 29.4% year-over-year
  Total Revenue of $119.8 Million Increased 8.6% year-over-year
  Payment Integrity Revenue, Excluding Medicare RAC, of $28.5 Million Increased 15.5% year-over-year

IRVING, Texas, May 06, 2016 (GLOBE NEWSWIRE) -- HMS Holdings Corp. (NASDAQ:HMSY) today announced financial results for the first quarter of 2016. Net income for the quarter ended March 31, 2016 was $4.6 million or $0.05 per diluted share, compared to net income of $8.7 million or $0.10 per diluted share in the fourth quarter of 2015 and $3.5 million or $0.04 per diluted share in the prior year first quarter. Adjusted EPS was $0.14 per diluted share in the first quarter of 2016, which included $0.01 per diluted share of non-recurring legal expense, compared to $0.19 in the fourth quarter of 2015 and $0.11 in the prior year first quarter. Total revenue in the first quarter of 2016 was $119.8 million, compared to $128.5 million in the fourth quarter of 2015 and $110.3 million in the prior year first quarter.

“The first quarter was a very solid beginning for 2016, particularly for our commercial health plan business which showed year-over-year revenue growth of nearly 30%. First quarter commercial health plan revenue of $56 million supports our earlier view that nearly half of the projected full-year 18–20% growth will come from the run rate impact of new business implemented throughout 2015,” said Bill Lucia, Chairman and CEO.  “We completed about one-third more customer implementations this quarter than the preceding quarter, and have a plan to implement the needed level of already-sold business over the next three quarters to meet our full year commercial health plan revenue objective.”

Total revenue in the first quarter of 2016 of $119.8 million was approximately 8.6% higher than the prior year first quarter, as a significant increase in commercial health plan revenue was partially offset by a net decline in state revenue.

Commercial health plan revenue in the first quarter of 2016 was $56.0 million, a 29.4% increase compared to $43.2 million in the prior year first quarter and a $2.5 million decline, as projected, from the prior quarter. State government revenue was $50.7 million in the first quarter, compared to $59.8 million in the prior year first quarter, and reflected a decline of $3.8 million compared to the prior quarter as projected. State revenue in the prior year first quarter benefited from a spillover of coordination of benefits work caused by the substantial increase in Medicaid enrollment during 2014 due to implementation of the Affordable Care Act.

Non-Medicare RAC Federal and other revenue was $4.8 million in the first quarter of 2016, a $0.3 million decrease compared to the prior year first quarter and a decrease of $1.0 million from the prior quarter. Medicare RAC revenue in the quarter was $8.3 million, compared to $2.3 million in the prior year first quarter and $9.7 million in the prior quarter.

Coordination of benefits (COB) revenue, which continues to be our largest product line across both the state government and commercial health plan sectors, was $82.9 million in the first quarter of 2016 compared to $83.3 million in the prior year first quarter, and accounted for 69% of total revenue in the quarter, compared to 68% last quarter and 76% in the prior year first quarter.

Payment integrity revenue (excluding Medicare RAC) was $28.5 million in the first quarter, a $3.8 million or 15.5% increase from the first quarter of last year and a $3.2 million or 10% decline from the prior quarter. The year-over-year increase reflects both the higher level of payment integrity product sales to commercial health plan customers in recent quarters and an accelerated pace of implementations due to our “ink to green” initiatives. The sequential decline is primarily the result of special year end projects completed in the prior quarter.

“Total revenue of $119.8 million in the first quarter, an 8.6% year-over-year increase, was somewhat higher than our expectation due primarily to a few one-time projects in our commercial health plan business completed during the quarter and the finalization of more Medicare RAC audits than anticipated,” said Jeff Sherman, Chief Financial Officer. “Though we added significant resources during the quarter to boost customer implementations, total operating expenses declined from the fourth quarter level. We continue to expect operating costs for the full year to be flat with the prior year, excluding non-recurring legal expense, despite planned investments in our commercial health plan growth engine and product innovation initiatives,” added Sherman.

See the Q1 2016 Investor Presentation for additional information about the Company’s first quarter 2016 financial results which is available on the Company’s website at http://investor.hms.com/events.cfm.

Webcast and Conference Call Information

HMS will report its first quarter 2016 financial and operating results at 7:30 AM CT / 8:30 AM ET on Friday, May 6, 2016. The webcast can be accessed via phone at (877) 303–7208 or (224) 357–2389 for international participants, or at http://investor.hms.com/events.cfm on the HMS Investor Relations website. The webcast will also be archived and available for replay at http://investor.hms.com/events.cfm beginning at approximately 11:00 AM CT / 12:00 PM ET on May 6, 2016. This press release and the financial statements contained herein are also available at http://investor.hms.com/releases.cfm.

The HMS Quarterly Report on Form 10-Q for the period ended March 31, 2016 will be filed and available on the HMS website at http://investor.hms.com/financials.cfm and at www.sec.gov on May 10, 2016 and will contain additional information about our results of operations for the fiscal year to date.

About HMS

HMS Holdings Corp., through its subsidiaries, provides coordination of benefits and payment integrity services for payers. The Company serves state Medicaid programs; health plans, including Medicaid managed care, Medicare Advantage and group and individual health lines of business; federal government health agencies, including the Centers for Medicare & Medicaid Services and the Veterans Health Administration; government and private employers; and other healthcare payers and sponsors, including child support agencies. As a result of the Company’s services, our customers recover billions of dollars annually and save billions more through the prevention of improper payments.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

The Company believes that the non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our projections or forecasts of future events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions; they do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences, include, but are not limited to: negative or reduced growth rate of spending on Medicaid/Medicare; variations in our results of operations; our ability to execute our business plans or growth strategy; the risk that guidance may not be achieved; development and implementation of new product solutions or new process improvements; the nature of investment and acquisition opportunities that we are pursuing, and the successful execution or integration of such investments and acquisitions; our reliance on subcontractors, vendors or other third party providers and sources to perform services; the unexpected reduction in scope or termination of a significant contract; customer dissatisfaction, our non-compliance with contractual provisions or regulatory requirements, or failure to meet performance standards triggering significant costs or liabilities under our contracts; our ability to continue to secure contracts or favorable contract terms through the competitive bidding process; changes in the U.S. healthcare environment or healthcare financing system and steps we take in anticipation of such changes; emergence of new competitors or competitors’ introduction of new or superior products or services; pending or threatened litigation; regulatory, budgetary or political actions that affect procurement practices; our ability to retain customers or the loss of one or more major customers; the cancellation or delay of procurements or contract implementation due to protests or challenges to government awards; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information and technology systems and networks, and to protect them damage, interruption or breach; unfavorable outcomes in legal proceedings, including contract award protests; unanticipated changes in our effective tax rates; a failure to protect intellectual property rights, confidential and proprietary information, or confidential or proprietary information of others in our possession, despite our efforts; negative results of government or customer reviews, audits or investigations; restrictions on bidding or performing certain work due to perceived conflicts of interests; our cash flows from operations, available cash and ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; the market price of our common stock; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended March 31,

	2016	2015
Revenue	$119,763	$110,324
Cost of services:
Compensation	46,401	44,067
Data processing	9,624	10,045
Occupancy	3,627	4,007
Direct project expenses	14,483	10,478
Other operating expenses	5,776	6,738
Amortization of acquisition related software and intangible assets	7,013	7,047
Total cost of services	86,924	82,382
Selling, general and administrative expenses	22,930	19,961
Total operating expenses	109,854	102,343
Operating income	9,909	7,981
Interest expense	(2,091)	(1,954)
Interest income	47	11
Income before income taxes	7,865	6,038
Income taxes	3,305	2,516
Net income	$4,560	$3,522

Basic income per common share:
Net income per common share -- basic	$0.05	$0.04
Diluted income per common share:
Net income per common share -- diluted	$0.05	$0.04
Weighted average shares:
Basic	84,033	88,246
Diluted	84,479	88,624

Certain reclassifications were made to prior period amounts to conform to current period presentations.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
	March 31, 2016	December 31, 2015
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$143,451	$145,610
Accounts receivable, net of allowance for doubtful accounts
of $5,157 and $4,849, and estimated allowance for
appeals of $5,348 and $6,614, at March 31, 2016 and December 31, 2015,
respectively	165,796	169,146
Prepaid expenses	13,623	11,261
Deferred tax assets	4,226	7,460
Other current assets	2,723	3,051
Total current assets	329,819	336,528
Property and equipment, net	91,841	96,551
Goodwill	361,468	361,468
Intangible assets, net	49,265	54,308
Deferred financing costs, net	4,352	4,873
Other assets	4,278	4,329
Total assets	$841,023	$858,057

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$34,402	$51,661
Estimated liability for appeals	30,613	33,078
Income taxes payable	274	3,873
Total current liabilities	65,289	88,612
Long-term liabilities:
Revolving credit facility	197,796	197,796
Deferred tax liabilities	37,147	38,421
Deferred rent	5,901	6,006
Other liabilities	3,006	2,520
Total long-term liabilities	243,850	244,743
Total liabilities	309,139	333,355
Commitments and contingencies (Note 11)
Shareholders' equity:
Preferred stock -- $0.01 par value; 5,000,000 shares authorized; none
issued	-	-
Common stock -- $0.01 par value; 175,000,000 shares authorized;
95,406,154 shares issued and 84,132,408 shares outstanding
at March 31, 2016; 95,263,461 shares issued and 83,989,715 shares
outstanding at December 31, 2015	954	952
Capital in excess of par value	332,910	330,290
Retained earnings	293,034	288,474
Treasury stock, at cost: 11,273,746 shares at March 31, 2016 and December 31,
2015	(95,014)	(95,014)

Total shareholders' equity	531,884	524,702

Total liabilities and shareholders' equity	$841,023	$858,057

Certain reclassifications were made to prior period amounts to conform to current period presentation.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,

	2016	2015
Operating activities:
Net income	$4,560	$3,522
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
Depreciation and amortization of property and equipment	6,577	8,163
Amortization of intangible assets	5,043	5,077
Amortization of deferred financing costs	521	521
Stock-based compensation expense	4,240	3,245
Excess tax benefit from exercised stock options	(10)	(1,448)
Deferred income taxes	1,308	(226)
Loss on disposal of fixed assets	10	10
Changes in operating assets and liabilities:
Accounts receivable	3,350	(9,344)
Prepaid expenses	(2,362)	(983)
Prepaid income taxes	-	2,049
Other current assets	328	51
Other assets	51	(147)
Income taxes payable	(3,589)	-
Accounts payable, accrued expenses and other liabilities	(16,963)	(10,772)
Estimated liability for appeals	(2,465)	187
Net cash provided by (used in) operating activities	599	(95)
Investing activities:
Purchases of land, property and equipment	(570)	(2,513)
Investment in capitalized software	(1,185)	(721)
Net cash used in investing activities	(1,755)	(3,234)
Financing activities:
Proceeds from exercise of stock options	26	3,273
Excess tax benefit from exercised stock options	10	1,448
Payments of tax withholdings on behalf of employees for net-share
settlement for stock-based compensation	(1,002)	(596)
Payments on capital lease obligations	(37)	(366)
Net cash provided by (used in) financing activities	(1,003)	3,759
Net increase (decrease) in cash and cash equivalents	(2,159)	430
Cash and Cash Equivalents
Cash and cash equivalents at beginning of year	145,610	133,116
Cash and cash equivalents at end of year	$143,451	$133,546

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5,052	$656
Cash paid for interest	$1,446	$2,826

Supplemental disclosure of non-cash activities:
Accrued property and equipment purchases	$122	$959

Certain reclassifications were made to prior period amounts to conform to current period presentation.

HMS HOLDINGS CORP. AND SUBSIDIARIES
(in thousands, except per share amounts)
(unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, stock-based compensation, and non-recurring legal expense (adjusted EBITDA) was $27.0 million for the first quarter of 2016, an increase of $2.6 million or 10.4% over the same period a year ago.

	Three months ended March 31,

	2016	2015
Net Income (loss)	$4,560	$3,522

Net interest expense	2,044	1,943
Income taxes	3,305	2,516
Depreciation and amortization, net of deferred financing costs, included in net interest expense	11,620	13,240

Earnings before interest, taxes, depreciation and amortization (EBITDA)	21,529	21,221
Stock based compensation expense	4,240	3,245
Non-recurring legal fees (1)	1,248	-
Adjusted EBITDA	$27,017	$24,466

Reconciliation of Net Income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based compensation expense, non-recurring legal expense, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS)
was $0.14 for the first quarter of 2016, an increase of 27.3% from $0.11 for the first quarter of 2015.

	Three months ended March 31,

	2016	2015

Net Income	$4,560	$3,522

Stock-based compensation expense, net of tax	2,458	1,892
Non-recurring legal fees, net of tax (2)	724	-
Amortization of acquisition related software and intangible assets, net of tax	4,066	4,108

Sub-total	$11,808	$9,522

Weighted average common shares, diluted	84,479	88,624

Diluted GAAP EPS	$0.05	$0.04
Diluted adjusted EPS	$0.14	$0.11

1 In periods prior to 2016, legal fees were included in operations. For the three months ended March 31, 2015 related legal fees were $2.7 million.

2 For the three months ended March 31, 2015, related legal fees were approximately $1.6 million, net of tax, or $0.02 per diluted Adjusted EPS.

Investor Contact:

Dennis Oakes
SVP, Investor Relations
dennis.oakes@hms.com
212-857-5786

Media Contact:

Francesca Marraro
VP, Marketing and Communications
fmarraro@hms.com
212-857-5442